UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐         Preliminary Proxy Statement

☐         Confidential, for Use of the Commission Only (only as permitted by Rule 14a-6(e)(2))

☒         Definitive Proxy Statement

☐         Definitive Additional Materials

☐         Soliciting Material Under Rule 14a-12

INVESTAR HOLDING CORPORATION

(Name of Registrant as Specified in its Charter)

______________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒         No fee required

☐         Fee paid previously with preliminary materials

☐         Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024 Notice and Proxy Statement

INVESTAR HOLDING CORPORATION

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

April 2, 2024

Dear Shareholder:

On behalf of the board of directors, we invite you to attend the 2024 Annual Meeting of Shareholders of Investar Holding Corporation (together with any adjournments or postponements thereof, the “2024 Annual Meeting”). The 2024 Annual Meeting will be held beginning at 3:00 p.m., Central Time, on Wednesday, May 15, 2024 at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. The formal notice of the 2024 Annual Meeting appears on the next page. At the 2024 Annual Meeting, you will be asked to:

1.	Elect 11 directors, each to serve a one-year term;

2.	Ratify the appointment of Horne LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2024 fiscal year;

3.	Approve, on an advisory basis, the compensation of our named executive officers; and

4.	Transact such other business as may properly come before the 2024 Annual Meeting.

Only shareholders of record on March 18, 2024 are entitled to receive notice of and to vote at the 2024 Annual Meeting. The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the 2024 Annual Meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the 2024 Annual Meeting regardless of the number of shares of our common stock you own or whether you are able to attend the 2024 Annual Meeting in person.

A copy of our 2024 proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023 (which serves as our annual report to shareholders) is being made available to our shareholders online, on or about April 2, 2024, at http://www.proxydocs.com/ISTR.

You may vote your shares via a toll-free telephone number, on the Internet, or by signing, dating and mailing a proxy card. Instructions regarding the three methods of voting by proxy are contained in the notice of internet availability of proxy materials. If you are the record holder of shares of our common stock, you may vote in person at the 2024 Annual Meeting. The accompanying proxy statement explains how to obtain directions to the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Investar Holding Corporation.

Sincerely,

John J. D’Angelo

President and Chief Executive Officer

INVESTAR HOLDING CORPORATION

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME:	Wednesday, May 15, 2024 at 3:00 p.m., Central Time

PLACE:

Investar Bank

10500 Coursey Boulevard, Third Floor

Baton Rouge, Louisiana 70816

You can obtain directions to Investar Bank by contacting Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468.

ITEMS OF BUSINESS:

1. To elect 11 directors, each to serve a one-year term.

2. To ratify the appointment of Horne LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2024 fiscal year.

3. To approve, on an advisory basis, the compensation of our named executive officers.

4. To transact such other business as may properly come before the 2024 Annual Meeting of Shareholders or any adjournments or postponements thereof (the “2024 Annual Meeting”).

RECORD DATE:	You are entitled to notice of and to attend or vote at the 2024 Annual Meeting if you were a shareholder of record as of the close of business on March 18, 2024.

ANNUAL REPORT:	Our Annual Report on Form 10-K for the year ended December 31, 2023 (which serves as our annual report to shareholders) is accessible online at http://www.proxydocs.com/ISTR.

PROXY VOTING:	We value your participation. It is important that your shares be represented and voted at the 2024 Annual Meeting regardless of whether you attend the 2024 Annual Meeting in person. The accompanying proxy statement provides detailed information about the matters to be considered at the 2024 Annual Meeting. Please read it carefully. To ensure your shares are represented at the 2024 Annual Meeting, please vote your shares via a toll-free telephone number, on the Internet or by completing, signing, dating and mailing a proxy card. Instructions regarding the three methods of voting are contained in the notice of internet availability of proxy materials. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,

John J. D’Angelo

President and Chief Executive Officer

Baton Rouge, Louisiana

April 2, 2024

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on May 15, 2024:

Investar Holding Corporation’s 2024 proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2023 are available at http://www.proxydocs.com/ISTR

The Notice of the 2024 Annual Meeting of Shareholders and Proxy Statement are first being made available to shareholders on or about April 2, 2024.

i

INVESTAR HOLDING CORPORATION

______________________________

PROXY STATEMENT

______________________________

We include website addresses throughout this Proxy Statement for reference only. The information contained or referenced on our website and other websites mentioned in this Proxy Statement are not a part of this Proxy Statement and are not deemed incorporated by reference into this Proxy Statement or any other public filing made with the Securities and Exchange Commission (“SEC”).

ii

INVESTAR HOLDING CORPORATION

10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816

______________________________________________

PROXY STATEMENT

______________________________________________

2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 15, 2024

We are making this proxy statement available to the shareholders of Investar Holding Corporation in connection with the solicitation of proxies by its board of directors (our “board”) for use at the 2024 Annual Meeting of Shareholders of Investar Holding Corporation to be held at 3:00 p.m., Central Time, on Wednesday, May 15, 2024, at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816, (together with any adjournments or postponements of such annual meeting, the “2024 Annual Meeting”). In this proxy statement, Investar Holding Corporation is referred to as “Investar”, “we”, “our”, “us” or the “Company”, and Investar Bank is referred to as the “Bank.”

As required by the rules of the Securities and Exchange Commission, or SEC, we are making this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2023, which serves as our annual report to shareholders (our “2023 Annual Report”) available to our shareholders electronically. On April 2, 2024, we mailed the notice of internet availability to our shareholders of record as of March 18, 2024 and posted these materials online at http://www.proxydocs.com/ISTR.

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING, VOTING YOUR SHARES

AND THE PROXY MATERIALS

Who is soliciting proxies from the shareholders?

Our board, on behalf of the Company, is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the 2024 Annual Meeting, whether or not you attend the meeting.

When and where will the 2024 Annual Meeting be held?

The 2024 Annual Meeting will be held at 3:00 p.m., Central Time, on Wednesday, May 15, 2024 at Investar Bank, 10500 Coursey Boulevard, Third Floor, Baton Rouge, Louisiana 70816. To obtain directions to attend the 2024 Annual Meeting, please contact Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468.

What will be voted on at the 2024 Annual Meeting?

1.	The election of 11 directors, each to serve a one-year term;

2.	The ratification of the appointment of Horne LLP as Investar Holding Corporation’s independent registered public accounting firm for the 2024 fiscal year;

3.	The approval, on an advisory basis, of the compensation of our named executive officers; and

4.	The consideration of such other business as may properly come before the 2024 Annual Meeting.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any other matter that is properly presented for action at the 2024 Annual Meeting. Our board does not expect to bring any other matter before the 2024 Annual Meeting and is not aware of any other matter that may be considered at the 2024 Annual Meeting. In addition, under our Amended and Restated By-laws (“By-laws”), the time has expired for any shareholder to properly bring a matter before the 2024 Annual Meeting. However, in the unexpected event that any other matter does properly come before the 2024 Annual Meeting, subject to applicable SEC rules, the proxy holders will vote the proxies in their discretion.

How will we solicit proxies and who bears the cost of proxy solicitation?

The Company will bear the expenses for calling and holding the 2024 Annual Meeting and the solicitation of proxies therefor. Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, the Internet or overnight delivery service. These individuals do not receive separate compensation for these services. Also, we have retained and pay a fee to Equiniti Trust Company, LLC to perform services in connection with our common stock, including assistance with the solicitation of proxies, but we pay no separate compensation to Equiniti Trust Company, LLC solely for the solicitation of proxies. Finally, in accordance with SEC regulations, we will reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the 2024 Annual Meeting?

Our board has fixed the close of business on Monday, March 18, 2024, as the record date for our 2024 Annual Meeting. Only shareholders of record on that date are entitled to receive notice of, attend, and vote at the 2024 Annual Meeting. As of March 18, 2024, our only outstanding class of securities was our common stock, $1.00 par value per share. On that date, we had 40,000,000 shares of common stock authorized, of which 9,781,946 shares were outstanding.

If you, rather than your broker, are the record holder of our stock, you can vote either in person at the 2024 Annual Meeting or by proxy, whether or not you attend the 2024 Annual Meeting. If you would like to attend the 2024 Annual Meeting in person and need directions, please contact Patrice Theriot by email at patrice.theriot@investarbank.com or by telephone at (225) 448-5468. You may vote your shares by proxy via a toll-free telephone number, on the Internet or by signing, dating and mailing a proxy card that will be mailed to you if you request delivery of a full set of proxy materials. Instructions regarding the methods of voting by proxy are contained on the notice of internet availability of proxy materials.

How many votes must be present to hold the 2024 Annual Meeting?

A “quorum” must be present to hold our 2024 Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the 2024 Annual Meeting constitutes a quorum. Your shares, once represented for any purpose at the 2024 Annual Meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the 2024 Annual Meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held.

What is the required vote on each proposal?

Proposal		Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of Broker Non-Votes
No. 1:	Election of 11 director nominees	For or withhold on each nominee	Plurality of shares voted	N/A	No effect
No. 2:	Ratification of the appointment of our independent registered public accounting firm	For, against or abstain	Affirmative vote of a majority of the votes actually cast	No effect	N/A
No. 3:	Approval, on an advisory basis, of the compensation of our named executive officers	For, against or abstain	Affirmative vote of a majority of the votes actually cast	No effect	No effect

Although the vote is non-binding, our board will consider the outcome of the advisory vote on the compensation of our named executive officers (the “say-on-pay vote”) when establishing our compensation philosophy and in making future compensation decisions.

How will the proxy be voted and how are votes counted?

If your shares are registered directly in your name, you are the shareholder of record of those shares, and these proxy materials have been made available to you by us. If you vote by proxy (either by properly completing and returning a paper proxy card or submitting voting instructions by telephone or on the Internet in accordance with the procedures included on the notice of internet availability), the shares represented by your proxy will be voted at the 2024 Annual Meeting as you instruct, including any adjournments or postponements of the meeting. You do not need to attend the 2024 Annual Meeting in person to vote your shares of our common stock. If you return a signed proxy but do not provide any voting instructions on the proxy, your shares will be voted at the 2024 Annual Meeting, including any adjournments or postponements, in accordance with the recommendations of the board as follows:

1.	“FOR” the election of each director nominee.

2.	“FOR” the ratification of Horne LLP as our independent registered public accounting firm for 2024.

3.	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

If your shares are held in a stock brokerage account by a bank, broker or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your bank, broker or other nominee that is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker or other nominee holding your shares in street name on how to vote your shares and must provide voting instructions to your bank, broker or other nominee, or your shares will not be voted on any proposal on which your bank, broker or the other party does not have discretionary authority to vote. The New York Stock Exchange rules determine which proposals presented at annual meetings of shareholders are “routine” or “non-routine.” If a proposal is determined to be routine, your bank, broker or other nominee has discretionary authority and may vote your shares on the proposal without receiving voting instructions from you. If a proposal is determined to be non-routine, your bank, broker, or other nominee does not have discretionary authority and may not vote your shares on the proposal without receiving your voting instructions. The ratification of Horne LLP as our independent registered public accounting firm is considered a routine matter; however, the election of directors and the approval of the compensation of our named executive officers are considered non-routine matters.

A “broker non-vote” occurs when a bank, broker or other party holding shares for which you are a beneficial owner returns a valid proxy, but does not vote on a particular proposal because it does not have discretionary authority to vote on the matter and has not received voting instructions from the shareholder for whom it is holding shares. If a broker non-vote occurs with respect to any matter to be considered at the 2024 Annual Meeting, shares that are not voted will be treated as shares present for the purpose of determining whether a quorum is present at the meeting but will not be considered present for purposes of calculating the vote on a particular matter, or counted as a vote cast “for,” “withhold” or “against” a matter or as an abstention on the matter.

An abstention from voting by a shareholder who is either present in person at the 2024 Annual Meeting or represented by proxy will be treated as not being “cast” for purposes of such vote and will be counted neither “for” nor “against” the matter subject to the abstention. Abstentions will not affect the outcome of the vote on matters that must be approved by the holders of a majority of the votes cast or by plurality vote. Plurality vote means that the candidates receiving the highest number of “FOR” votes will be elected. A properly executed card marked “WITHHOLD” with respect to the election of a director nominee will be counted for purposes of determining whether there is a quorum at the 2024 Annual Meeting, but will not be considered to have been voted for the director nominee. Shares that are voted to abstain on any matter will be counted as present for quorum purposes.

Can a proxy be revoked?

Yes. You can revoke or change your proxy at any time before it is used to vote your shares by (1) giving written notice to our Corporate Secretary before the 2024 Annual Meeting, (2) timely delivering to us another proxy with a later date or (3) appearing in person and voting at the 2024 Annual Meeting if you, rather than your broker, are the record holder of our stock. Your attendance alone at the 2024 Annual Meeting will not be enough to revoke your proxy. Written notice of the revocation of a proxy should be delivered to the following address: Katie G. Plaisance, Corporate Secretary, Investar Holding Corporation, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816.

Why did I receive a notice of internet availability of proxy materials instead of a full set of proxy materials?

In accordance with the rules of the SEC, we are permitted to furnish proxy materials, including this proxy statement and our 2023 Annual Report, to shareholders by providing access to these documents on the Internet instead of mailing printed copies. Shareholders will not receive printed copies of the proxy materials unless requested. Instead, the notice of internet availability of proxy materials provides instructions on how to access and review the proxy materials on the Internet. The notice also provides instructions on how to submit your proxy and voting instructions via the Internet. If you would like to receive a printed or email copy of our proxy materials, please follow the instructions for requesting the materials in the notice.

How do I obtain a separate set of proxy materials or request a single set for my household?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we will deliver only one copy of our notice of internet availability of proxy materials to shareholders who have the same address and last name unless one or more of these shareholders notifies us that they wish to receive individual copies. This procedure reduces our printing costs, postage fees, and the environmental impact from the distribution of additional, unneeded copies of the notice of internet availability of proxy materials. Although only one copy of our notice of internet availability of proxy materials will be delivered to each address, each shareholder sharing that address will continue to be able to access the proxy materials and submit his or her individual voting instructions.

If shareholders sharing an address wish to receive a separate notice of internet availability of proxy materials or if you do not wish to participate in householding in the future, please contact Katie G. Plaisance, our Corporate Secretary, at (225) 227-2309, or write to Ms. Plaisance at Investar Holding Corporation, Attn.: Corporate Secretary, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816. You may also send an email to Ms. Plaisance at katie.plaisance@investarbank.com. If you have multiple accounts in your name or share an address with other shareholders and receive multiple copies of our notice of internet availability of proxy materials, you can authorize us to discontinue mailing multiple copies by calling or writing to or emailing our Corporate Secretary as instructed above.

Shareholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

PROPOSALS

Proposal No. 1 - Election of 11 Directors

If elected, the 11 director nominees nominated to stand for election at our 2024 Annual Meeting will serve a one-year term. Based on the recommendation of the nominating and governance committee, the board has nominated the following for election as directors:

•	John J. D’Angelo
•	Anita M. Fontenot
•	William H. Hidalgo, Sr.
•	Rose J. Hudson
•	Gordon H. Joffrion, III
•	Robert Chris Jordan
•	Julio A. Melara
•	Suzanne O. Middleton
•	Andrew C. Nelson, M.D.
•	Frank L. Walker
•	James E. Yegge, M.D.

Each nominee presently serves as a member of our board and has consented to being named in the proxy statement as a nominee and to serving as a director if elected at the 2024 Annual Meeting. Biographical information about each is set forth above under “BOARD OF DIRECTORS.” If for any reason one or more of the nominees is not available as a candidate for director, an event that the board does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board, if any.

Required Vote. Directors are elected by a plurality vote; the nominees who receive the highest number of votes cast, up to the number of directors to be elected, are elected.

Our board unanimously recommends a vote “FOR” the election of each of the 11 nominees for director to the board.

Proposal No. 2 - Ratification of the Appointment of Horne LLP as our Independent Registered Public Accounting Firm for the 2024 fiscal year

We are asking our shareholders to ratify the selection of Horne LLP as our independent registered public accounting firm for the 2024 fiscal year. Although current law, rules and regulations, as well as the charter of the audit committee, require the audit committee to engage, retain and supervise our independent registered public accounting firm, we view the selection of the independent registered public accounting firm as an important matter of shareholder concern and therefore are submitting the selection of Horne LLP for ratification by shareholders as a matter of good corporate governance. If our shareholders fail to ratify this appointment, the audit committee will reconsider whether to retain Horne LLP and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders. A representative of Horne LLP is expected to be present at the 2024 Annual Meeting to respond to appropriate questions and will also have an opportunity to make a statement if he or she desires to do so.

Required Vote. The affirmative vote by a majority of votes actually cast at the 2024 Annual Meeting is required for the ratification of the appointment of Horne LLP as our independent registered public accounting firm.

Our board unanimously recommends a vote “FOR” the ratification of Horne LLP as our independent registered public accounting firm for the 2024 fiscal year.

Proposal No. 3 - Approval of the Compensation of our Named Executive Officers

As required by Section 14A of the Exchange Act, we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the rules of the SEC (also known as “say-on-pay”). Though this vote is not binding on the Company, our board and the compensation committee value the opinion of our shareholders and will consider the outcome of the vote when evaluating our executive compensation program. This vote is not intended to address any specific compensation arrangement or amount, but rather the overall compensation of our named executive officers and our compensation philosophy and practices as disclosed under the “Executive Officer Compensation” section of this proxy statement. This disclosure includes the compensation tables and narrative discussion preceding the compensation tables.

At the 2023 Annual Meeting, we provided our shareholders with the opportunity to cast a non-binding advisory vote regarding the compensation of our named executive officers as disclosed in our proxy statement for the 2023 Annual Meeting. Our shareholders approved the say-on-pay proposal, with more than 68% of the total votes cast voted for the proposal. This year we are again asking our shareholders to vote on the following resolution:

RESOLVED, That the shareholders of Investar Holding Corporation (“the Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission.

We understand that our executive compensation practices are important to our shareholders. Our core executive compensation philosophy continues to be based on pay for performance, and we believe that our executive compensation program is strongly aligned with the long-term interests of our shareholders. At our 2020 Annual Meeting of Shareholders, our shareholders voted to hold our “say-on-pay” advisory vote every year. Accordingly, the next “say-on-pay” vote will occur at our 2025 Annual Meeting.

In response to the approval percentage received for our say-on-pay proposal in 2023, we actively engaged with our shareholders and others to obtain a better understanding of our shareholders’ concerns and perspectives. In response to the feedback received, the compensation committee made certain changes to our executive compensation program and we have enhanced the related disclosures in this proxy statement. In considering how to vote on this proposal, we encourage you to review the compensation tables and the narrative discussion preceding the compensation tables regarding our executive compensation program.

Required Vote. The affirmative vote by a majority of votes actually cast at the 2024 Annual Meeting is required for the approval of the compensation of our named executive officers.

Our board unanimously recommends a vote “FOR” the approval of the compensation of our named executive officers.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 18, 2024, we had approximately 714 holders of record including participants in security position listings. The following table sets forth information regarding the beneficial ownership of our common stock as of March 18, 2024, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act), known to us to be the beneficial owner of more than 5% of our outstanding common stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock outstanding as of March 18, 2024, which was 9,781,946 shares.

Name and Address	Number of Shares Beneficially Owned		Percent of Class
Fourthstone LLC	972,906	(1)	9.9%
575 Maryville Centre Dr., Ste 110
St. Louis, MO 63141
The Banc Funds Company, L.L.C.	609,617	(2)	6.2%
150 S. Wacker Drive, Ste. 2725
Chicago, IL 60606

(1)	The amount shown in the table above and the following information are based on the last Schedule 13G/A filed with the SEC on February 14, 2024 jointly by Fourthstone LLC (“Fourthstone”); Fourthstone Master Opportunity Fund Ltd; Fourthstone GP LLC; Fourthstone QP Opportunity Fund LP; and Fourthstone Small-Cap Financials Fund LP, and L. Phillip Stone, IV reporting beneficial ownership as of December 31, 2023. Fourthstone in its capacity as an investment adviser has shared voting power and dispositive power with respect to 972,906 shares of common stock on behalf of its advisory clients. Fourthstone Master Opportunity Fund Ltd has shared voting power and dispositive power with respect to 659,603 shares of common stock, Fourthstone GP LLC has shared voting power and dispositive power with respect to 313,303 shares of common stock, Fourthstone QP Opportunity Fund LP has shared voting power and dispositive power with respect to 291,065 shares of common stock and Fourthstone Small-Cap Financials Fund LP has shared voting power and dispositive power with respect to 22,238 shares of common stock. L. Phillip Stone, IV is the managing member of Fourthstone and Fourthstone GP LLC and may be deemed to beneficially own securities owned by Fourthstone.
(2)	The amount shown in the table above and the following information are based on the last Schedule 13G/A filed with the SEC on February 8, 2024 jointly by The Banc Funds Company, L.L.C. (“TBFC”); Banc Fund IX L.P. (“BF IX”); Banc Fund X L.P. (“BF X”); and TBFC Financial Technologies Fund L.P. (collectively, the “Banc Fund Reporting Persons”), reporting beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, TBFC is the indirect general partner of (i) TBFC Financial Technologies Fund L.P., (ii) BF IX, and (iii) BF X, which entities have sole voting and dispositive power with respect to an aggregate of 609,617 shares. TBFC's controlling member is Charles J. Moore. Mr. Moore has been the manager of BF IX, BF X and TBFC Financial Technologies Fund L.P., since their respective inceptions. As manager, Mr. Moore has voting and dispositive power over the securities of the Company held by each of those entities. As controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Banc Fund Reporting Persons directly and indirectly controlled by TBFC.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table includes information about the common stock owned by our directors, nominees and executive officers, as of March 18, 2024. Each of the persons listed in the table below under the heading “Directors and Nominees” currently serves as a director of the Company. Unless otherwise noted, the persons below have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The business address for each of the directors and executive officers listed below is 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816. In computing each listed person’s particular percentage ownership, we deemed as outstanding any shares of common stock subject to options or rights to acquire shares held by that person that are exercisable currently or within 60 days of March 18, 2024.

Name of Beneficial Owner	Number of Shares		Number of Shares Subject to Exercisable Options and Warrants	Total Beneficial Ownership	Percent of Class(1)
Directors and Nominees:
Anita M. Fontenot	13,204	(2)	—	13,204	*
William H. Hidalgo, Sr.	74,502	(3)	—	74,502	*
Rose J. Hudson	4,978		—	4,978	*
Gordon H. Joffrion, III	32,720	(4)	—	32,720	*
Robert Chris Jordan	46,139		—	46,139	*
Julio A. Melara	8,600	(5)	—	8,600	*
Suzanne O. Middleton	34,696		—	34,696	*
Andrew C. Nelson, M.D.	147,824	(6)	—	147,824	1.51%
Frank L. Walker	9,911		—	9,911	*
James E. Yegge, M.D.	19,311	(7)	—	19,311	*

Named Executive Officers:
John J. D’Angelo	211,124	(8)	230,873	441,997	4.52%
John R. Campbell	2,368		—	2,368	*
Linda M. Crochet	8,459	(9)	—	8,459	*
All directors, nominees, and executive officers as a group (14 persons total)	623,464		230,873	854,337	8.73%

*	Represents less than 1% based on 9,781,946 shares of our common stock outstanding as of March 18, 2024.
(1)	Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all stock options and rights to acquire shares of our common stock held by such person that are exercisable currently or within 60 days of March 18, 2024.
(2)	Includes 2,000 shares registered in the name of Percy J. Fontenot, Inc., an affiliate of Ms. Fontenot.
(3)	Includes (i) 19,571 shares registered in the name of William H. Hidalgo Trust and (ii) 4,566 shares registered in the name of Mr. Hidalgo’s spouse.
(4)	Includes 11,610 shares registered in the name of Mr. Joffrion’s spouse.
(5)	Includes 2,436 shares held in Mr. Melara’s 401(k) plan.
(6)	Includes 8,427 shares registered in the name of AJ’s Investment Co., LLC, an affiliate of Dr. Nelson. Dr. Nelson has shared voting and dispositive power and holds an aggregate 90% equity interest in AJ Investment Co LLC. Dr. Nelson disclaims beneficial ownership of the shares of common stock directly owned by AJ's Investment Co., LLC, except to the extent of his pecuniary interest in approximately 7,584 shares.
(7)	Includes 8,427 shares registered in the name of AJ’s Investment Co., LLC, an affiliate of Dr. Yegge. Dr. Yegge has shared voting and dispositive power and holds an aggregate 10% equity interest in AJ Investment Co LLC. Dr. Yegge disclaims beneficial ownership of the shares of common stock directly owned by AJ's Investment Co., LLC, except to the extent of his pecuniary interest in approximately 843 shares.
(8)	Mr. D’Angelo is also a director. His ownership includes (i) 2,097 shares held in brokerage accounts by Mr. D’Angelo for the benefit of his four minor children, (ii) 250 shares registered in the name of Mr. D’Angelo’s spouse., (iii) 6,601 shares of unvested restricted stock units (“RSUs”) that vest within 60 days, (iv) 30,633 shares held through the Company’s 401(k) plan, and (v) 67,811 shares pledged to First National Bankers Bank to secure a business line of credit and a term loan.
(9)	Includes 2,145 shares of unvested RSUs that vest within 60 days.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of a class of our equity securities registered pursuant to Section 12 of the Exchange Act to file with the SEC and The Nasdaq Stock Market, LLC (the “Nasdaq Stock Market”) reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5, as applicable.

Based solely upon a review of the reports filed on the SEC’s EDGAR system, or written representations from reporting persons that no Form 5 filing was required, we believe that in 2023, all of our executive officers, directors and greater than 10% beneficial owners timely filed all reports they were required to file under Section 16(a), except as follows: Ms. Hudson inadvertently failed to timely report a sale; Mr. Joffrion inadvertently failed to timely report three sales related to required minimum distributions from his IRA in 2019, 2020, and 2022; Mr. Jordan inadvertently failed to timely report a sale during 2023 and inadvertently failed to timely report six purchases for an aggregate 60 shares related to dividend reinvestments between October 2021 and January 2023; and Ms. Crochet inadvertently failed to timely file a Form 4 to report the forfeiture of shares to cover the tax obligation related to vesting of RSUs. These transactions were subsequently reported on Form 4s filed in 2023, with the exception of Mr. Joffrion’s IRA sales and Mr. Jordan’s dividend reinvestments, which were subsequently reported on Form 4s filed in 2024.

BOARD OF DIRECTORS

Board Composition and Refreshment

On June 21, 2023, upon the recommendation of the Nominating and Governance Committee, the board increased the size of the board from 10 to 12 directors and appointed Anita M. Fontenot, Julio A. Melara, and James E. Yegge as directors to serve until the 2024 Annual meeting. Ms. Fontenot and Dr. Yegge have served as directors of the Bank since May 2017, and Mr. Melara has served as a director of the Bank since July 2020. As previously announced, David J. Lukinovich resigned from our board on February 21, 2024. Mr. Lukinovich had served on our board since 2013. James H. Boyce, III resigned from the board on June 21, 2023. Mr. Boyce had served on the board since 2013.

Following the resignation of Mr. Lukinovich in February 2024, our board is currently comprised of 11 directors, and each of our current directors has been nominated to serve a one-year term.

Information about Directors and Director Nominees

The following table lists the 11 directors currently serving on our board and nominated for election to our board at the 2024 Annual Meeting, each of whom also serves as a director of the Bank. The information below includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should serve as a member of our board. We believe that our board consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all shareholders. The information presented below highlights certain notable experience, qualifications and skills for each director nominee, but does not provide an exhaustive catalog of each and every qualification and skill that a director nominee possesses.

Name	Age	Background, Qualifications and Skills
John J. D’Angelo Director since 2013	64	Mr. D’Angelo has been the President and Chief Executive Officer of the Company since our organization as a bank holding company in 2013. He has also served as the Bank’s President and Chief Executive Officer since its organization in 2006. Prior to the Bank’s organization, Mr. D’Angelo was manager of the private banking, small business banking, construction lending, brokerage and trust areas of Hibernia National Bank (the predecessor to Capital One, N.A.) for more than six years in the East Baton Rouge Parish, Louisiana, market. From 1996 to 2005, Mr. D’Angelo was president and director of Aegis Lending Corporation, a company with lending operations in 46 states and the District of Columbia. As the founder of the Bank and its current Chief Executive Officer, Mr. D’Angelo has a detailed understanding of our history, current operations, future plans and strategies. His extensive banking experience is an additional qualification to serve on our board.
Anita M. Fontenot Director since 2023 Independent	68	Ms. Fontenot is a Lafayette, Louisiana resident and has been president of Southwest Fidelity Corporation since 2001. Southwest Fidelity Corporation is the holding company for nine finance companies located in Louisiana's Acadiana region and a full-service independent insurance agency that manages real estate, rental properties, and other investments. She is also involved in numerous civic and non-profit associations in the Acadiana area. Ms. Fontenot brings to the board an intimate knowledge of Louisiana’s Acadiana region, one of our primary markets. Ms. Fontenot's extensive experience in the business community and her significant contacts qualify her to serve on our board.
William H. Hidalgo, Sr. Director since 2013	84	Mr. Hidalgo, the Chairman of our board, is the owner and managing member of Halimar Shipyard, LLC, a shipyard management company in Morgan City, Louisiana, and is an active marine consulting engineer. From May 1994 to October 2001, Mr. Hidalgo served as President and CEO of Conrad Industries, Inc., a publicly-traded marine vessel and offshore drilling component construction company in Morgan City. Mr. Hidalgo’s experience as president and CEO of a public company provides the board with knowledge of matters relevant to the successful management of a public company. As with a number of other directors, as a business owner, Mr. Hidalgo is able to add a borrower’s perspective to board discussions. His significant experience owning and operating companies also enables him to help the board efficiently manage the Company’s growth.
Rose J. Hudson Director since 2022 Independent	59	Ms. Hudson is the President and CEO of Louisiana Lottery Corporation and has served in that capacity since 2006. Ms. Hudson has been active in service to the Baton Rouge community for many years. She is currently chair of the Woman’s Hospital Foundation and immediate past chair of the board of directors of the Mary Bird Perkins Cancer Foundation. In addition, as the President and CEO of Louisiana Lottery Corporation for almost 20 years, Mrs. Hudson brings to the board valuable insight into the processes and procedures necessary to manage a large, highly-regulated enterprise. Ms. Hudson’s leadership experience, business and management experience and extensive involvement in the local community qualify her to serve on our board.
Gordon H. Joffrion, III Director since 2013 Independent	70	Mr. Joffrion has worked as a licensed general contractor since 1979. Since 2006, he has served as the General Manager of Joffrion Construction, Inc., a commercial and residential construction business in Baton Rouge, Louisiana, one of our primary markets. Mr. Joffrion’s long-standing business and personal relationships in the Baton Rouge area, as well as his strong knowledge of the business conditions in Baton Rouge, qualify him to serve on the board. Commercial real estate lending is a significant aspect of our operations. Mr. Joffrion’s extensive knowledge of the real estate and construction industries provides the board with an additional resource in understanding the risks and trends associated with commercial real estate.
Robert Chris Jordan Director since 2017 Independent	70	Mr. Jordan, a resident of New Iberia, Louisiana, has served as Managing Member of Vermillion Business Group since 1989. Vermillion Business Group develops properties for several Fortune 500 companies and also develops gated and non-gated subdivisions and industrial parks. Mr. Jordan is also involved in numerous civic and non-profit associations in the Lafayette, Louisiana region. Commercial real estate lending is a significant aspect of our operations. Mr. Jordan’s extensive experience in commercial real estate development enables him to provide valuable insight with respect to our commercial real estate operations throughout our footprint. In addition, Mr. Jordan’s extensive experience in the Lafayette business community, and his significant contacts within the community, qualify him to serve on our board.

Julio A. Melara Director since 2023 Independent	59	Mr. Melara is the President and CEO of Melara Enterprises, LLC which publishes the Greater Baton Rouge Business Report, 225 Magazine, inRegister Magazine, Daily Report online news, 1012 Industry Report, and other specialty publications. He is also the President and CEO of StudioE, a content, communications, and creative studio. He serves and has served on numerous Boards of Directors, including the National Alliance of Area Business Publishers, Tiger Athletic Foundation, and Joe Burrow Foundation. In addition to his extensive involvement in the local community, Mr. Melara's background as a businessman allows him to add a customer’s perspective to the board’s discussions and qualifies him to serve on our board. Mr. Melara currently serves as our audit committee financial expert.
Suzanne O. Middleton Director since 2013 Independent	64

Ms. Middleton currently serves as the chairman of the Bank. Since April 1999, she has worked as the Chief Financial Officer of Credit One, LLC, a debt buying and collection company based in Metairie, Louisiana. As a chief financial officer, Ms. Middleton brings to our board extensive accounting, management, strategic planning, risk assessment and financial skills, which are important to the oversight of our financial reporting, enterprise and operational risk management operations. Her background and experience are important in the formulation of board policy. Her knowledge of the New Orleans area allows her to provide insight regarding our growth plans in this market.

Andrew C. Nelson, M.D. Director since 2013 Independent	58

Dr. Nelson is a board certified gastroenterologist and is currently a partner with Texas Digestive Disease Consultants, a medical practice. From 1997 to 2018, he worked as a practicing partner with Gastroenterology Associates, a medical practice in Baton Rouge, Louisiana. In addition to the different perspective on our banking operations that Dr. Nelson’s background as a physician gives him, Dr. Nelson’s experience as a business owner allows him to provide insight and understanding of our customer’s needs, as well as an understanding of successful business operations.

Frank L. Walker Director since 2013 Independent	63

Mr. Walker has been the Chief Financial Officer of JP Oil Holdings, LLC since 1996. JP Oil Holdings, LLC, headquartered in Lafayette, Louisiana, is an oil and gas exploration and production company as well as an investor in commercial real estate. Mr. Walker also serves on the Board of Trustees and as Treasurer of Ochsner Lafayette General Health, a seven-hospital system with an additional six clinical affiliate hospitals in southwest Louisiana. Mr. Walker’s financial and accounting expertise, combined with his experience in the oil and gas industry are valuable to our Company and our board. In addition, Mr. Walker’s knowledge and contacts in Lafayette help us to develop our strategies to further expand our presence in this area.

James E. Yegge, M.D. Director since 2023 Independent	58	Dr. Yegge is a board certified nephrologist at the Renal Associates of Baton Rouge, LLC. He has lived in the Baton Rouge area since 2002. Dr. Yegge’s extensive experience in the healthcare industry and his community ties in our markets are valuable to our Company and our board. In addition, Dr. Yegge’s background as a physician and relationships in the local community offer a unique perspective on our banking operations with regard to understanding how we can better serve our customers’ needs.

CORPORATE GOVERNANCE

We are committed to strong and effective governance practices that promote and protect the interests of our shareholders. Our commitment to good corporate governance is illustrated by the following highlights.

9 of 11 director nominees are independent	100% independent audit, compensation, compliance and nominating and governance committees	Separate Chair and CEO roles

Stock ownership guidelines for directors and executive officers	No meeting attendance fees for directors	Clawback policy

Robust Code of Conduct and Code of Ethics	Declassified board of directors	No shareholders’ rights plan

Board Independence

Our board has determined that each of Anita M. Fontenot, Rose J. Hudson, Robert Chris Jordan, Gordon H. Joffrion, III, Julio A. Melara, Suzanne O. Middleton, Andrew C. Nelson, M.D., Frank L. Walker, and James E. Yegge, M.D. is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Stock Market Rules.

The board considered the commercial, banking, legal, charitable and familial relationships between our directors and Investar or the Bank when affirmatively determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Stock Market Rules, including the relationships listed below under “CERTAIN TRANSACTIONS.” Except as otherwise set forth below under “CERTAIN TRANSACTIONS,” the board determined that these relationships did not affect the above-named directors’ status as “independent directors.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer other than as listed under “CERTAIN TRANSACTIONS.”

Board Leadership Structure

The board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer because the board believes that it is in our best interests to make that determination from time to time based on the position and direction of our organization and the composition of our board. Currently, Mr. Hidalgo serves as Chairman of the Board of the Company, while Mr. D’Angelo is the President and Chief Executive Officer of the Company and the Bank. We believe that at this time, this structure (as opposed to combining the positions of Chairman of the Board and Chief Executive Officer) is appropriate for us for two primary reasons. First, having a separate board chairman allows Mr. D’Angelo to focus fully on his primary responsibilities, which include implementing our strategic plans and managing the day-to-day operations of the Company and the Bank, rather than being occupied with fulfilling the duties of the Chairman of the Board, such as scheduling board meetings and otherwise managing the board. Second, we believe that having the board chairman position separate from the Chief Executive Officer allows the board to more effectively fulfill its obligation to oversee our management.

Board’s Role in Risk Oversight

Although the full board is ultimately responsible for the oversight of our risk management processes, the board is assisted in this task by a number of its committees and committees of the Bank’s board of directors. All of our directors are also members of the Bank's board of directors. These committees are primarily responsible for considering and overseeing the risks within their particular area of concern. For example, our audit committee focuses on financial reporting and operational risk. As provided in its charter, the audit committee is required to meet regularly with management, our independent registered public accounting firm and our internal auditors to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. The audit committee also meets with management to discuss our major risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies. Our compensation committee, whose duties are described in more detail below, evaluates the risks that our executive compensation programs may generate. We also delegate certain risk oversight functions to committees of the Bank on which our directors serve as all of the members. The Bank’s compliance committee assists the board in fulfilling its responsibilities relating to oversight of operational compliance with applicable regulatory requirements and sound ethical standards, and oversees our relationship with our principal regulatory authorities. The committee also oversees education, training and communications with the goal of having our policies and procedures on regulatory compliance and ethics properly disseminated, understood and followed. The full board is responsible for oversight of risks from cybersecurity threats. Oversight of cybersecurity risk management is performed primarily by the full board and the IT Committee. The IT Committee consists of members of the board and key members of management. For additional information regarding our cybersecurity risk management, strategy and governance, see Part I. Item 1C. Cybersecurity in our 2023 Annual Report. The Bank’s credit committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. The Bank’s asset-liability committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital.

Each committee meets regularly with management to assist in identifying all of the risks within such committee’s areas of responsibility and in monitoring and, where necessary, taking appropriate action to mitigate the applicable risks. Following each committee meeting, the committee chairman provides a report at the next board meeting to the full board on issues related to such committee’s risk oversight duties. To the extent that any risks reported to the full board need to be discussed outside the presence of management, the board will call an executive session to discuss these issues.

We believe the board’s approach to fulfilling its risk oversight responsibilities complements its leadership structure. In his capacity as Chairman of the Board, Mr. Hidalgo reviews whether our board committees are addressing their risk oversight duties in a comprehensive and timely manner. Based on the outcome of these reviews, Mr. D’Angelo assists these committees in fulfilling their duties by (1) requiring that our management team provide these committees with all requested reports and other information, as well as with access to our employees, and (2) implementing recommendations of the various board committees to mitigate risk.

Board Meeting Attendance

Our board held 12 meetings during 2023. During 2023, all of our directors attended at least 75% of the total number of board meetings and the meetings of the committees on which they served during the periods that they served. The members of the board who are “independent directors” under Nasdaq Stock Market Rule 5605(a)(2) met in executive session twice during 2023.

Although we do not have a policy requiring director attendance at our annual meeting, all of our Company directors at the time attended the 2023 Annual Meeting.

Board Committees

To assist in the performance of its responsibilities, our board has established standing committees. These committees include our executive committee as well as our audit committee, compliance committee, compensation committee and nominating and governance committee. The board also may establish additional committees as it deems necessary or appropriate, in accordance with applicable laws and regulations and our corporate governance documents. The table below reflects the current membership of our standing committees.

Name of Director	Executive Committee	Audit Committee	Compliance Committee*	Compensation Committee	Nominating and Governance Committee
John J. D’Angelo	Chair
Anita M. Fontenot		Chair	X
William H. Hidalgo, Sr.	X
Rose J. Hudson		X	Chair
Gordon H. Joffrion, III
Robert Chris Jordan					X
Julio A. Melara		X**			X
Suzanne O. Middleton	X	X		X
Andrew C. Nelson, M.D.	X			X	Chair
Frank L. Walker			X
James E. Yegge, M.D.			X	Chair

*Committee of the board of the Bank

**Audit committee financial expert, as defined by the SEC

Committee charters for the executive committee, audit committee, compliance committee, compensation committee and nominating and governance committee can be found under the “Investors” tab on our website at www.investarbank.com by selecting “Corporate Governance – Corporate Governance Information” and then selecting the applicable committee charter. The following charts summarize the primary responsibilities of each of the committees.

EXECUTIVE COMMITTEE	Primary Responsibilities:
Members: John J. D’Angelo (Chair) William H. Hidalgo, Sr. Suzanne O. Middleton Andrew C. Nelson, M.D. Meetings in 2023: 0	● Assists our board in fulfilling its oversight responsibilities by making all decisions with respect to all matters under the direction and control of our board when our board is not in session

AUDIT COMMITTEE	Primary Responsibilities:

Members:

Anita M. Fontenot (Chair)

Rose J. Hudson

Julio A. Melara

Suzanne O. Middleton

● All members are independent as defined in the director independence standards of NASDAQ

● All members also meet the criteria for independence in Rule 10A-3(b)(1) of the Exchange Act

● Each member also meets the additional qualifications set forth the applicable NASDAQ listing standards and SEC rules

● Our Board has determined that Mr. Melara is an “audit committee financial expert,” as such term is defined by SEC rules

Meetings in 2023: 8

● Assists our board in fulfilling its oversight responsibilities relating to:

o monitoring the integrity of our financial reporting process and system of internal controls

o overseeing the internal audit department

o reviewing and approving the scope of the annual audit, the audit fee and the financial statements

o pre-approving all auditing and permitted non-audit services

o reviewing our major risk exposures and the steps management has taken to monitor and control such exposures, including risk assessment and risk management policies

o appointing, compensating and monitoring the independence and performance of our independent registered public accounting firm

o overseeing compliance with legal and regulatory requirements relating to financial reporting and auditing matters

COMPLIANCE COMMITTEE	Primary Responsibilities:

Members:

Rose J. Hudson (Chair)

Anita M. Fontenot

Frank L. Walker

James E. Yegge, M.D.

● The compliance committee is a committee of the board of the Bank

● All members are independent as defined in the director independence standards of NASDAQ

Meetings in 2023: 4

● Assists our board in fulfilling its oversight responsibilities by:

o establishing, in conjunction with management, programs regarding operational and regulatory compliance and sound business ethics

o overseeing our relationships with our principal regulatory authorities

o reviewing matters relating to our employee compliance education, training and communications with the objective that our policies and procedures on regulatory compliance and ethics are properly disseminated, understood and followed

o monitoring and reviewing our activities with the objective that regulatory requirements and high standards of business and personal ethics are communicated and are being met by the Company, its employees and its business partners

COMPENSATION COMMITTEE	Primary Responsibilities:

Members:

James E. Yegge, M.D. (Chair)

Suzanne O. Middleton

Andrew C. Nelson, M.D.

● All members are independent as defined in the director independence standards of NASDAQ

● Each member is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act

● In determining the independence of each member, the board also considered the factors in Nasdaq Rule 5605(d)(2)

Meetings in 2023: 6

● Assists our board in fulfilling its oversight responsibilities by:

o overseeing our compensation arrangements for our executive officers and directors

o reviewing and approving our overall compensation structure, policies and programs (including benefit plans) to ensure that our compensation structure appropriately incentivizes our executive officers and other employees and otherwise meets our corporate objectives, including not encouraging excessive risk-taking

o reviewing and providing guidance on our human resource programs

o reviewing management selection and overseeing management succession planning

o setting the compensation payable to our Chief Executive Officer and our other named executive officers

o administering our equity incentive plans and other incentive compensation plans

NOMINATING AND GOVERNANCE COMMITTEE	Primary Responsibilities:
Members: Andrew C. Nelson, M.D. (Chair) Robert Chris Jordan Julio A. Melara ● All members are independent as defined in the director independence standards of NASDAQ Meetings in 2023: 2

● Assists our board in fulfilling its oversight responsibilities by:

o selecting and recommending to the board persons for election as directors and committee members

o advising the board with respect to board composition, including independence, procedures and committees

o reviewing and administering our corporate governance policies

o leading the board in its annual review of the performance of the board and management

o considering whether the candidate possesses the necessary qualifications and qualities to serve on our board

o reviewing the size and composition of the board as a whole and recommending to the board any appropriate changes, with the objective of maintaining appropriate balance of knowledge, experience, skills, expertise and diversity

o overseeing our political and charitable giving programs

o reviewing and assessing the adequacy of the codes of business conduct and/or ethics applicable to our directors, officers and employees and recommending any desirable changes to the board

o assisting management in the preparation of the disclosure in our annual proxy statement regarding director independence and the operations of the nominating and governance committee

Communications with the Board

Shareholders can send communications to the board by contacting Katie G. Plaisance, our Corporate Secretary, in one of the following ways:

•	By writing to Investar Holding Corporation, Attn: Corporate Secretary, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816;

•	By email to katie.plaisance@investarbank.com; or

•	By telephone at (225) 227-2309.

If you request information or ask questions that can more efficiently be addressed by management, Ms. Plaisance will respond to your questions instead of the board. She will forward to the audit committee any communications concerning employee fraud or accounting matters and will forward to the full board any communications relating to corporate governance or those requiring action by the board.

Evaluation of Director Nominees

When evaluating director candidates, the nominating and governance committee’s objective is to craft a board composed of individuals with a broad mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a company like ours in the prevailing business environment. The committee uses the same criteria to assess all candidates for director, regardless of who proposed the candidate. Our By-laws set forth the minimum qualifications that any director or director candidate must possess, which include, as to such individual, the following: (1) ownership (together with his or her affiliates) of at least $100,000 of our stock, unless the board determines otherwise; (2) satisfaction of all qualifications to serve as a director under applicable laws, rules and regulations; (3) no felony convictions or conduct inconsistent with our Code of Ethics or otherwise not in the best interests of our Company or our employees; and (4) attendance each calendar year of not less than 80% of all board and committee meetings.

In addition to the minimum qualifications in our By-laws, the nominating and governance committee considers whether the candidate possesses the following qualifications and qualities:

•	independence for purposes of the Nasdaq Stock Market Rules and SEC rules and regulations, and a record of honest and ethical conduct and personal integrity;

•	experience in banking, marketing, finance, legal, accounting or other professional disciplines;

•	familiarity with and participation in our markets;

•	ability to represent the interests of all of our shareholders; and

•	ability to devote time to the board and to enhance the board’s knowledge of our industry, our customers' industries, and our customers.

Although the board has not adopted a formal policy regarding the consideration of diversity when evaluating director candidates, the board believes that its membership should reflect diversity in its broadest sense. Accordingly, whenever the nominating and governance committee evaluates a potential candidate, we expect it to consider a candidate’s gender, ethnicity, experience, education, geographic location, and difference of viewpoint in the context of the composition of the board as a whole.

Shareholder Recommendations of Director Candidates

Usually, nominees for election to the board are proposed by the current members of the board. The nominating and governance committee will also consider candidates that shareholders and others recommend. In addition, a shareholder may nominate an individual to be elected to the board in accordance with the requirements of the advance notice provisions in our By-laws. For additional information, refer to “SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING.”

In addition to satisfying the requirements under our By-laws, including the notice deadline set forth above, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19(b) under the Exchange Act.

The specific requirements of our advance notice and eligibility provisions, which apply to shareholder nominations of candidates for director, are set forth in Article Eight of our By-laws, a copy of which is available upon request. Among other things, a shareholder’s notice must include the following information as to each nominee:

•	The reason for making the nomination;

•

All arrangements or understandings (compensatory or otherwise) between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) was the registrant;

•

All information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholder’s notice must also set forth the name and address of the nominating shareholder and information relating to, among other things (1) all direct and indirect ownership interests (including hedges, short positions and derivatives) and economic interests in our common stock (such as rights to dividends or fees related to an increase or decrease in the value of our stock) and all proxies and other arrangements to vote our stock held by the nominating shareholder, and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act and the rules and regulations thereunder in connection with the solicitation of proxies by such shareholder in a contested election. If a shareholder intends to nominate a nominee for election as director on behalf of the beneficial owner of the shares of which the shareholder is the record owner, the shareholder must also provide the information described above with respect to the beneficial owner. For additional information, refer to “SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING.”

Board Diversity

The table below provides certain highlights of the composition of our director nominees. Each of the categories listed in the table has the meaning given in Nasdaq Rule 5605(f). To see our Director Nominees Diversity Matrix as of March 20, 2023, please see our proxy statement filed with the SEC on April 4, 2023.

Director Nominees Diversity Matrix as of March 18, 2024
Total Number of Director Nominees	11
	Female	Male
Part I: Gender Identity
Directors	3	8
Part II: Demographic Background
African American or Black	1	—
Hispanic or Latinx	—	1
White	2	6
Two or More Races or Ethnicities	—	1
Did Not Disclose Demographic Background	—	—

CERTAIN TRANSACTIONS

We have had banking transactions in the ordinary course of business with our executive officers and directors as well as their immediate families and affiliated companies, and we expect to engage in additional transactions with these persons in the future. These banking transactions include loans, deposits and other financial services-related transactions. All such banking transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons not related to the Company or the Bank and did not involve more than the normal risk of collectability or present other unfavorable features.

The following describes transactions since January 1, 2022 in addition to the ordinary banking relationships described above in which we have participated and in which one or more of our directors, executive officers or other related persons had or will have a direct or indirect material interest (“related persons” includes the persons or entities included within the definition of “related parties” discussed in the next section):

•

The Bank employed Mr. Hidalgo’s daughter as its Baton Rouge regional president. The total compensation paid by the Bank to Mr. Hidalgo’s daughter in 2022 was approximately $480,000 and in 2023 was approximately $490,000. Mr. Hidalgo’s daughter also participated in general welfare plans offered to employees of the Bank. Mr. Hidalgo's daughter resigned from her position at the Bank effective March 18, 2024.

The compensation paid to Mr. Hidalgo’s daughter is consistent with the compensation paid to similarly-situated employees of the Bank.

Policies and Procedures for the Review, Approval and Ratification of Related Party Transactions

We have adopted written policies to comply with regulatory requirements and restrictions applicable to us with respect to related party transactions, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders) and Nasdaq Rule 5630 (which requires that we conduct an appropriate review and oversight of all related party transactions for potential conflict of interest situations on an ongoing basis by our audit committee or another independent body of our full board).

In addition, the Corporate Secretary follows procedures to help us determine at the end of each year whether any insider relationship or transaction has occurred that must be disclosed pursuant to the SEC’s rules regarding related party transactions or that might impair a non-employee director’s independence under SEC rules or Nasdaq Stock Market listing rules. These procedures include annual director and executive officer questionnaires, a survey of customer databases of the Bank, as well as a review of other records, including accounts payable and payroll. The Corporate Secretary reports any insider transactions so discovered to the audit committee for review, approval or ratification in accordance with the policies of the Company in effect from time to time and reports other matters that would disqualify a non-employee director from meeting Nasdaq Stock Market or SEC independence requirements to the board.

To further raise awareness regarding insider transactions, and to ensure the proper handling of such transactions, we have adopted various codes of conduct, including the Code of Conduct for all employees and the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. These codes promote the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, and encourage covered persons to seek advice to avoid conflicts of interest. These codes are available on the Corporate Governance page of the Investors website at https://investors.investarbank.com/corporate-governance.

NON-EMPLOYEE DIRECTOR COMPENSATION

During 2023, our non-employee directors received an award of RSUs as compensation for their service on our board and did not receive any cash fees. The RSUs vest in one-half increments each year over a two-year vesting period. Directors who are also our employees do not receive additional compensation for their service as directors. On January 18, 2023, our non-employee directors of the Company at the time were granted RSUs, with the number of RSUs granted to each director determined based on the following target grant date award values: chairman of the board of the Company or the Bank - $34,000, chairman of each Company or Bank board committee - $32,000, and each other member of the Company’s board - $27,500. On January 18, 2023, our non-employee directors of the Bank at the time were granted RSUs, with the number of RSUs granted to each director determined based on the following target grant date award values: chairman of each Bank board committee - $27,500, and each other member of the Bank's board - $25,000. The RSUs vest in two equal installments. The first installment vested on January 18, 2024, and the second will vest on January 1, 2025. We also reimburse our directors for reasonable expenses incurred in connection with their service on our board, such as travel and lodging expenses.

The following table sets forth compensation paid during 2023 to each of our non-employee directors at the time.

Director Compensation Table
Name(1)	Stock Award(2)	Total
Robert M. Boyce, Sr.(3)(6)	$41,583	$41,583
James H. Boyce, III(4)	31,999	31,999
Anita M. Fontenot(5)	27,486	27,486
William H. Hidalgo, Sr.	33,997	33,997
Rose J. Hudson	31,999	31,999
Gordon H. Joffrion, III	31,999	31,999
Robert Chris Jordan(6)	41,583	41,583
David J. Lukinovich	31,999	31,999
Julio A. Melara(5)	27,486	27,486
Suzanne O. Middleton	33,997	33,997
Andrew C. Nelson, M.D.	27,486	27,486
Frank L. Walker	27,486	27,486
James E. Yegge, M.D.(5)	24,993	24,993

(1)	As of December 31, 2023, each of our non-employee directors serving on that date held the number of unvested RSUs set forth in the table below. James H. Boyce, III and Robert M. Boyce, Sr., who each left the board of directors during 2023, forfeited their unvested RSUs upon their departure and had no unvested RSUs as of December 31, 2023.

Name	Unvested RSUs
Anita M. Fontenot	1,934
William H. Hidalgo, Sr.	2,369
Rose J. Hudson	2,013
Gordon H. Joffrion, III	2,236
Robert Chris Jordan	2,459
David J. Lukinovich	2,236
Julio A. Melara	1,803
Suzanne O. Middleton	2,369
Andrew C. Nelson, M.D.	1,803
Frank L. Walker	2,026
James E. Yegge, M.D.	1,818

(2)

The dollar amount of our time-based RSUs reflects the aggregate fair value determined as of the date of the grant based on the closing price of our common stock on such date, which on January 18, 2023 was $21.49, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation.

(3)	Robert M. Boyce, Sr. resigned as a director effective February 8, 2023.
(4)	James H. Boyce, III resigned as a director effective June 21, 2023.
(5)	Anita M. Fontenot, Julio A. Melara, and James E. Yegge joined our board effective June 21, 2023. Ms. Fontenot and Dr. Yegge have served as directors of the Bank since May 2017, and Mr. Melara has served as a director of the Bank since July 2020. Ms. Fontenot, Mr. Melara, and Mr. Yegge each received a stock award on January 18, 2023 (which are reflected in the table above), as a member of the board of directors of the Bank and did not receive an additional award upon joining the board of directors of the Company.
(6)	Robert M. Boyce, Sr. and Robert Chris Jordan were each granted RSUs totaling $31,999 for their respective service as a non-employee director of the Company who served as chairman of a Company or Bank committee and RSUs totaling $9,584 for previously unawarded service as a chairman of a Company or Bank committee.

EXECUTIVE OFFICERS

The names, ages, positions and business experience of our current executive officers, except for Mr. D’Angelo, are listed below. Because he is also a member of our board, information about Mr. D’Angelo can be found under “Information about Directors and Director Nominees” above. All of our executive officers are appointed annually by the board and serve at the discretion of the board.

Name	Age	Position
John R. Campbell	58	Mr. Campbell joined the Bank in January 2023 as the Chief Financial Officer. Prior to joining the Bank, he served as the Director of Accounting and Corporate Controller for Laitram LLC, a global manufacturing company. Prior to joining Laitram LLC in 2005, Mr. Campbell served in corporate treasury, accounting and financial reporting, portfolio management, and lending roles for Hibernia National Bank for over ten years. Mr. Campbell also spent four years as an auditor with Ernst & Young LLP serving both public and privately-held clients in a variety of industries, including financial services. He has a Bachelor of Science in Finance from Louisiana State University and is a licensed Certified Public Accountant.
Linda M. Crochet	61	Ms. Crochet joined the Bank in January 2019 as the Greater Baton Rouge Loan Portfolio President. In October 2021, she assumed the role of Chief Operations Officer of the Company and the Bank. Prior to joining the Bank, Ms. Crochet served as Senior Director of Credit Process and Technology within the Credit Risk Management department of Capital One Bank from 2005 to 2018. Ms. Crochet also spent 21 years at Hibernia National Bank, which was acquired by Capital One Bank in 2005, in various roles that included credit underwriting, credit policy, lending, and investor relations.
Jeffrey W. Martin	58	Mr. Martin joined the Bank in April 2020 as the Business Banking Director. In October 2021, he assumed the role of Chief Credit Officer. Prior to joining the Bank, he served Regions Bank as a Commercial Banking Executive for two years and a Business Banking Executive for five years. He has over 30 years of banking experience, including senior roles in credit risk management, special assets, business development strategy and commercial banking.

EXECUTIVE COMPENSATION

This discussion should be read in conjunction with the “Compensation Tables” section beginning on page 23, as it provides context to the disclosures in the tables and detail regarding our executive compensation program, which is applicable to the executive officers identified in the tables (our “named executive officers” or “NEOs” ). For 2023, our NEOs were:

•	John J. D’Angelo, President and Chief Executive Officer
•	John R. Campbell, Executive Vice President and Chief Financial Officer
•	Linda M. Crochet, Executive Vice President and Chief Operations Officer

Mr. D’Angelo served as our interim Chief Financial Officer for a brief period in 2023 until John R. Campbell joined us as Executive Vice President and Chief Financial Officer of the Company and the Bank on January 23, 2023.

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, we tailor our executives’ compensation with the following objectives in mind:

•	Rewarding executives based on our performance, focusing on achievement of company-wide, department and individual performance goals;
•	Aligning the executives’ interests with the creation of long-term shareholder value, without encouraging excessive risk taking; and
•	Retaining and motivating our executives.

Our executive compensation program is designed and administered by the independent compensation committee of our board. Structuring a compensation program is a complex process that includes weighing various possible incentives and associated risks, assessing the competitive environment for executive talent, and understanding the views and perspectives of various constituencies. The committee also seeks input from its independent compensation consultant and strives to incorporate compensation “best practices” into our program design.

Executive Compensation Best Practices

Executive Compensation Best Practices
What We Do	What We Don't Do
Clawback Policy – We have a clawback policy providing for the recovery of certain excess incentive compensation paid to our executive officers and other key employees in the event we are required to restate our financial statements due to material noncompliance with financial statement reporting requirements. The policy addresses both cash and equity awards. We most recently supplemented our prior clawback policy during the fourth quarter of 2023 by adopting an additional policy to address new SEC and Nasdaq Stock Market rules requiring that public companies adopt clawback policies applicable to restatements of their financial statements.	Anti-Hedging Policy – Our executive officers and directors are prohibited from engaging in hedging transactions with respect to our securities. Specifically, our Insider Trading Policy provides that all employees and directors of the Company “may not, directly or indirectly, purchase or use financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of Company Securities.”
Executives Subject to Stock Ownership Guidelines – We maintain stock ownership guidelines for our executive officers and directors, under which they are required to maintain certain levels of ownership of our common stock. The executive officers and directors have until April 1, 2024, or five years from the date they become subject to the guidelines, to acquire and maintain ownership of a number of shares of common stock equal in value to the following: for our CEO, five times his annual base salary, for our CFO, three times his annual base salary, for our other executive officers, two times his or her annual base salary, and for our non-employee directors, $200,000.	No “Single Trigger” Vesting of RSUs and Cash Payments – In connection with a change in control, RSUs granted to our executives and employees will only accelerate if there is a qualifying termination occurring within 24 months following the change in control (a “double trigger” vesting). Similarly, cash payments under Mr. D’Angelo’s employment agreement is only payable in connection with a change in control if he experiences an actual or constructive termination of employment within 6 months prior to or 12 months following a change in control (a “double trigger”).
Engagement of Independent Compensation Consultant – Our compensation committee retains an independent compensation consultant to evaluate our compensation programs.	No Tax Gross-Ups – We do not provide our executive officers with any tax gross-ups.
Shareholder Outreach – During 2023, we conducted shareholder outreach to actively solicit input and report shareholder views to the compensation committee.	No Dividends Equivalents on Unvested RSUs – We do not accrue or pay dividend equivalents on unvested RSUs.
Align NEO Compensation with Shareholder Interests – A significant portion of NEO compensation is based on rigorous targets for Company performance calculated using a formulaic, objective structure, which does not encourage excessive risk taking.	No Excessive Perquisites – Our perquisite program is reasonable and consistent with our overall compensation program and reviewed regularly by the compensation committee.

Shareholder Outreach and Engagement

On an ongoing basis, the Company communicates with its shareholders in a wide variety of ways, including through its website, annual report, press releases, quarterly reports, investor presentations, banking conferences, analyst calls, annual meetings of shareholders and one-on-one meetings. The board of directors and compensation committee value shareholder perspectives as an element of the executive compensation review process, and annually reviews the results of our annual say-on-pay advisory vote on executive compensation. At the 2023 annual meeting, 68% of the votes cast voted in support of our say-on-pay proposal. While the vote count was a meaningful majority, the compensation committee acknowledges that this level of support is lower than that generally received in previous years.

In response to this vote, and to enhance its understanding of investor perspectives regarding executive compensation and governance matters, the Company reviewed the analysis of certain proxy advisory firms and undertook engagements with certain of its largest shareholders to solicit their feedback on these matters. We proactively reached out to certain of our largest shareholders, which comprised over 40% of our outstanding shares, offering meetings with our executive management team. As part of this process, we held meetings with four institutional investors, which comprised approximately 20% of our outstanding shares. Members of the Company’s executive management team participated in these discussions and reviewed the feedback with the compensation committee and the board of directors. Through these meetings, as well as by tracking industry best practices, we have gained a more in-depth understanding of shareholder views on executive compensation philosophies with regard to annual incentive and long-term incentive (“LTI”) program design.

Additionally, given that Institutional Shareholder Services (“ISS”) recommended an against vote on our say-on-pay advisory vote in May 2023, we also engaged with ISS to better understand their vote recommendation policies and their comments on our program as highlighted in their report issued in connection with our 2023 annual meeting of shareholders. This effort supplemented the ongoing communications between our management and shareholders, as well as contact with shareholders prior to our 2024 annual meeting. We also engaged with Blanchard Consulting Group (“Blanchard”), our compensation consultant, to assist our compensation committee and management in restructuring certain elements of our executive compensation program and in providing more transparent disclosure.

The table below outlines the feedback we received from our investors and ISS and the actions we have taken to address the concerns that were raised:

What We Heard	How We Responded
Demonstrate clearer performance criteria for LTI award program	In an effort to incorporate a more formulaic, objective structure into the LTI program, the compensation committee began working with its independent compensation consultant to develop pre-established, objective performance metrics that will determine each executive’s LTI target award value beginning with the 2024 LTI awards granted in April 2024. See “Long-term Incentive Awards” under “Narrative to Summary Compensation Table for 2023.”
Performance goals for annual cash incentive program were not disclosed	We added tables detailing the performance metric goals, the weighting of each metric, and actual results achieved. See “Annual Cash Incentives” under “Narrative to Summary Compensation Table for 2023”.
Improve disclosure of the executive perquisites	We added disclosure detailing the executive perquisites. See "Summary Compensation Table" under “Compensation Tables.”
Improve disclosures to reflect the relevant experience of board members	We updated the biographies of certain board members to highlight their unique experiences and explain how they provide value to the Company and its shareholders. See “Information about Directors and Director Nominees” under “Board of Directors.”

Compensation Committee Processes

Our compensation committee determines the compensation of our executive officers and recommends to our full board the amount and type of compensation for our directors, and any employment agreements, severance or termination agreements, or change of control agreements. Except as may be limited by applicable law, stock exchange rules and its charter, the compensation committee may delegate its authority to the extent it deems necessary or appropriate.

The compensation committee generally determines the compensation to be paid to our named executive officers at a meeting held in the first quarter of each new fiscal year. At this meeting, the committee evaluates the performance of our named executive officers during the past year and approves adjustments to base salaries and individual incentive award targets for the upcoming year, including any performance objectives or other restrictions that must be satisfied as a condition of vesting of any grant or award. In addition, the committee determines the amount of our named executive officers’ annual cash incentive awards for the immediately completed fiscal year and, to the extent any LTI award for that year was contingent on the attainment of performance goals, determines whether and to what extent the goals have been satisfied.

Risk Assessment of Compensation Policies and Practices

The compensation committee is responsible for overseeing the management of risk related to our executive and non-executive compensation plans. In connection with the compensation committee’s evaluation and review of the Company’s compensation policies and practices of compensating its associates, including executives and non-executive associates, as such policies and practices relate to risk management practices and risk-taking, the compensation committee, with the assistance of Blanchard, has determined that its compensation plans and practices are not likely to have a material adverse effect on the Company.

The Company’s compensation plans ensure the officers of the Company are focusing both on profits and strategic goals that align the executives’ interests with the creation of long-term shareholder value without encouraging excessive risk taking.

Use of Compensation Consultants

Under its charter, the compensation committee has the authority to retain its own independent compensation consultant. The compensation committee has retained Blanchard. Blanchard provided a market analysis used by the compensation committee in setting the base salaries of our executive officers in 2023, and in setting the annual cash incentive targets and maximum opportunities for certain executive officers for 2023. As required by the SEC and Nasdaq rules, the compensation committee has assessed the independence of Blanchard and concluded that its work did not raise any conflicts of interest.

Market Analysis. Blanchard compared the compensation for our named executive officers against a group of 15 publicly traded banks. In 2023, the compensation committee reviewed Blanchard’s market analysis in assessing the level of each element of compensation paid to our executives and approving changes to the compensation levels and annual and LTI programs for our executive officers.

The 15 publicly traded companies used by Blanchard were the following:

- Business First Bancshares, Inc.	- Red River Bancshares, Inc.
- Capital City Bank Group, Inc.	- SmartFinancial, Inc.
- CapStar Financial Holdings, Inc.	- South Plains Financial, Inc.
- First Bancshares, Inc.	- Third Coast Bancshares, Inc.
- First Guaranty Bancshares, Inc.	- Triumph Financial, Inc.
- Guaranty Bancshares, Inc.	- USCB Financial Holdings, Inc.
- Home Bancorp, Inc.	- Wilson Bank Holding Company
- Professional Holding Corp.

Role of Our Officers Relating to Executive Compensation

Our executive officers compile and provide information, make recommendations, and assist in the management and administration of our executive compensation programs. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and annual and LTI awards for key executive officers, other than our chief executive officer;

•	Recommending changes to ensure that our compensation programs for non-executives remain competitive and aligned with our objectives; and

•

Providing information and data to the committee, including, but not limited to: (1) information concerning Company and individual performance; (2) information concerning the attainment of our strategic objectives; (3) the common stock ownership of each executive and his or her LTI holdings; (4) information about equity compensation plan dilution; (5) quantification of all forms of compensation payable to our executives; and (6) peer group compensation and performance data.

Our executive officers may attend meetings at the request of the committee, but no executive officer, including Mr. D’Angelo, is present during the deliberations of his or her compensation.

Narrative to Summary Compensation Table for 2023

During 2023, we compensated our named executive officers through a mix of base salary, variable compensation in the form of annual cash incentive awards and LTI awards, and other broad-based benefits, primarily consisting of retirement benefits and insurance, as described below. Mr. D’Angelo's compensation has a greater emphasis on variable compensation than that of the other NEOs because his actions have a greater influence on the holistic performance of the Company.

Base Salary. Our board sets each named executive officer’s base salary annually, based on the recommendation of the compensation committee. Base salaries are determined on the basis of management responsibilities and level of experience, as well as internal and market comparisons. In setting base salaries for our named executive officers, our compensation committee and board seek to provide a reasonable level of fixed compensation that we believe is competitive with base salaries for comparable positions at similar companies. In March 2023, based on the market analysis conducted by Blanchard, the compensation committee recommended base salary increases for our named executive officers designed to reflect more closely the median base salaries of the peer group as reported by Blanchard, and also to recognize each executive’s individual performance.

The following adjustments were made to the base salaries of the named executive officers effective April 15, 2023:

Executive	2023 Base Salary	2022 Base Salary	Percentage Increase
John J. D’Angelo	$601,797	$578,651	4.0%
John R. Campbell(1)	300,000	—	—
Linda M. Crochet	210,600	195,000	8.0

(1)	Mr. Campbell was appointed Executive Vice President and Chief Financial Officer of the Company and the Bank on January 23, 2023. There was no adjustment to his base salary during 2023.

Annual Cash Incentives. We maintain an annual cash incentive program (the “AIP”) in which our NEOs and other employees participate. The program is intended to drive achievement of short-term corporate strategic objectives and encourage high levels of performance and to enable the Company to recruit, retain and motivate executives and employees by rewarding individuals for the Company’s performance. Under the AIP, cash incentives are earned and paid on a quarterly and annual basis based on the achievement of pre-determined performance metrics applicable to each executive. At the beginning of each year, the compensation committee approves the target and maximum cash incentive award that each officer is eligible to earn in a given year and the performance metrics and goals applicable to Mr. D’Angelo, while the individual performance metrics and goals for other officers and employees are set by Mr. D’Angelo. For 2023, the program was structured as follows:

Metrics and Goals:

o 75% of the AIP award (the “Quarterly Component”) is paid in quarterly installments based on the year-to-date results compared to the target goals established for each executive. For 2023, core net income represented the sole performance metric in this component for our NEOs, and the compensation committee established goals under this metric after considering the budgeted core net income of $23.2 million for 2023. Payouts were contingent on the attainment of a threshold performance level calculated as 75% of budgeted core net income. Target and maximum performance goals are calculated based on the achievement of 100% and 125%, respectively, of core net income.

o 25% of the AIP award (the “Annual Component”) is paid following the end of the year based on the year-end results compared to the target goals established for Company-wide core performance metrics. For 2023, this component of the AIP was measured based on the following four core performance metrics, and the compensation committee established goals under each of these metrics after considering the Company's annual budget.

• Diluted earnings per share - represents the normalized earnings power of the business and correlates directly to shareholder value

• Return on average assets - represents how well the Company utilizes the asset base to generate net earnings

• Efficiency ratio - represents the Company's focus on improving operational efficiency and profitability

• Delinquencies - represents the credit quality of the Company's loan portfolio

Payouts with respect to each metric were contingent on the attainment of a threshold performance level.

Target and Maximum Pay Opportunities:

The target award opportunities for Messrs. D’Angelo and Campbell and Ms. Crochet represented 50%, 28%, and 16%, respectively, of each named executive officer’s new 2023 annual base salary effective April 15, 2023. Maximum award opportunities reflect approximately 150% of the target awards for each executive. Based on a review of the Blanchard market analysis and given the Company’s performance, the target award opportunities were designed to move the executives’ total compensation closer to the median total compensation of the peer group.

The following table shows the resulting payouts under the AIP for 2023 performance.

	2023 Quarterly Component (75% of Award)				2023 Annual Component (25% of Award)				2023 AIP Total (100% of Award)
Executive	Target	Maximum	Target Achieved Payout (% of Target)	Award Earned	Target	Maximum	Target Achieved Payout (% of Target)	Award Earned	Target	Maximum	Target Achieved Payout (% of Target)	Award Earned
John J. D’Angelo	$225,673	$338,510	81%	$183,556	$75,225	$112,837	46%	$34,261	$300,898	$451,347	72%	$217,817
John R. Campbell	62,500	93,750	81	50,835	20,833	31,250	46	9,489	83,333	125,000	72	60,324
Linda M. Crochet	25,000	37,500	81	20,334	8,333	12,500	46	3,795	33,333	50,000	72	24,129

The following table shows the core performance metrics used to determine the payouts under the AIP for 2023 performance ($ in thousands, except share data).

Performance Metric	Weighting	Threshold	Target	Maximum	2023 Actual Results	Target Payout Achieved
Quarterly Component (75% of AIP)
Core Bank Net Income	75%	$17,424	$23,232	$29,040	$18,831	81%

Annual Component (25% of AIP)
Core Diluted Earnings Per Share	6.25%	$1.74	$2.32	$2.90	$1.91	82%
Core Return on Average Assets	6.25%	0.86%	0.92%	0.95%	0.68%	—
Core Efficiency Ratio	6.25%	71.0%	68.0%	63.9%	82.0%	—
Core Delinquencies	6.25%	0.75%	0.50%	0.40%	0.50%	100%

Weighted Annual Component Total						46%

(1)	Core Bank Net Income is a non-GAAP measure. For 2023, it was $18.8 million and is calculated as follows: net income as reported in our 2023 Annual Report, which is adjusted for loss on call or sale of investment securities, net, loss on sale or disposition of fixed assets, net, loss on sale of other real estate owned, net, gain on sale of loans, change in the fair value of equity securities, change in the fair value of other investments, severance, divestiture expense, loan purchase expense, and related income tax adjustments.

Long-Term Incentive Awards. LTI awards are granted under our shareholder approved Amended and Restated 2017 Long-Term Incentive Compensation Plan (the “Plan”). The purpose of our LTI program is to ensure that our executives focus not only on short-term returns but also on achieving long-term Company goals and creation of shareholder value. LTI awards are intended to align the interests of our executives with the interests of our shareholders in a manner that does not encourage excessive risk-taking. The committee uses a combination of equity vehicles in the LTI program, including RSUs to provide immediate alignment of executive and shareholder interests, and stock options to incentivize longer-term performance because options are considered “at-risk” incentive compensation and have value only to the extent our share price increases during the exercise period. Our executives may receive LTI awards in the form of one or both of these awards. LTI awards vest at a rate of 20% per year over a five year period. The vesting of the awards is time-based; however, the amount of the awards granted is determined based on each executive's performance over the previous fiscal year against pre-established metrics. LTI awards are generally granted in early April.

For each year, the compensation committee establishes each executive’s LTI target award value, which for Messrs. D’Angelo and Campbell could range from 40% to 80% of the executive’s base salary, and for Ms. Crochet could range from 30% to 60% of the executive’s base salary. When establishing the NEOs’ LTI target award range, the compensation committee, working with Blanchard, has evaluated the Company’s and each executive’s performance over the previous fiscal year, and also considered the competitive positioning of the value of LTI awards granted in prior years relative to our peers, with the goal of moving our executives’ target award values closer to the median. Target level performance award values approximate to the midpoint of the range of each executive's base salary. In determining each executive's LTI target award value for 2023, the compensation committee evaluated performance over the prior year by reference to the results against budget of the following Company-wide core performance metrics used in the Annual Component of the AIP: diluted earnings per share, return on average assets, efficiency ratio and delinquencies. The LTI awards granted in 2023 are based on the Company’s results for 2022; therefore, there is a lag between the date the award is granted and the performance period. After reviewing the Company’s results for these metrics for 2022, the compensation committee approved the LTI target award value for each of the executive officers for 2023 shown in the table below.

The compensation committee also determined the award allocation for each executive, which for Mr. D’Angelo was 40% stock options and 60% RSUs, and for Mr. Campbell and Ms. Crochet was 100% RSUs, and approved the following grants under the Plan to our NEOs.

Executive	Total LTI Award Value	Percentage of Base Salary	Stock Options	RSUs
John J. D’Angelo(1)	$395,000	65%	34,497	16,977
John R. Campbell(2)	75,000	25	—	3,814
Linda M. Crochet(3)	100,000	47	—	7,163

(1)	Mr. D’Angelo was granted an LTI award calculated as approximately 108% of the midpoint of his base salary range, which is 60% of his base salary, based on the percentage of target achieved for each performance metric, as shown in the table below.
(2)	Mr. Campbell’s LTI award was granted on March 1, 2023 in conjunction with his appointment as Executive Vice President and Chief Financial Officer of the Company and the Bank on January 23, 2023. He did not receive an additional grant on April 1, 2023.
(3)	Ms. Crochet was granted an LTI award calculated as approximately 108% of the midpoint of her base salary range, which is 45% of her base salary, based on the percentage of target achieved for each performance metric, as shown in the table below.

The following table shows the core performance metrics from 2022 used to determine the LTI award granted on April 1, 2023.

		Performance Goals
Performance Metric	Weighting	Threshold	Target	Maximum	2022 Actual Results	% of Target Achieved
Core Diluted Earnings Per Share	25%	$2.05	$2.28	$2.85	$2.63	115%
Core Return on Average Assets	25%	0.84%	0.93%	1.16%	1.03%	111%
Core Efficiency Ratio	25%	73.4%	66.7%	55.6%	63.15%	106%
Core Delinquencies	25%	0.75%	0.50%	0.40%	0.51%	100%

Weighted Total						108%

Please refer to “Compensation Tables-Outstanding Equity Awards at December 31, 2023” for information about the terms of our outstanding stock option and RSU awards.

As noted above, in early 2023, in an effort to incorporate a more formulaic, objective structure into the LTI program, the compensation committee began working with Blanchard to develop pre-established, objective performance metrics that will determine each executive’s LTI target award value beginning with the 2024 LTI awards. As a result, we implemented the formulaic approach shown below, which reflects the achievement of certain core performance metrics that we use to measure performance. Based on the revised LTI award formula, Mr. D’Angelo will receive an LTI award of 83% of his target award, which is the midpoint of his base salary range, in April 2024 compared to 108% in April 2023. We believe this structure for determining LTI awards based on performance results evidences a strong pay versus performance alignment between Company results and long-term executive compensation. For 2024, the LTI program was measured based on the following four core performance metrics, and the compensation committee established goals under each of these metrics after considering the Company's annual budget.

• Diluted earnings per share - represents the normalized earnings power of the business and correlates directly to shareholder value
• Return on average assets - represents how well the Company utilizes the asset base to generate earnings
• Delinquencies - represents the credit quality of the Company's loan portfolio
• Strategic goals - represents each executive’s individual contributions to the achievement of the Company's strategic priorities

		Performance Goals
Performance Metric	Weighting	Threshold	Target	Maximum	2023 Actual Results	% of Target Award Payout
Core Diluted Earnings Per Share	25%	$1.86	$2.32	$2.78	$1.91	71%
Core Return on Average Assets	25%	0.66%	0.83%	1.00%	0.68%	70%
Core Delinquencies	25%	0.75%	0.50%	0.40%	0.50%	100%
Strategic Goals	25%	1	5	10	4	92%

Weighted Total						83%

Perquisites and Welfare Benefits. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory. Our NEOs may participate in these plans. In addition, we maintain bank-owned life insurance policies with respect to each of the Company’s named executive officers. Although the Bank is the named beneficiary of each of those policies, we have agreed with each of those NEOs that if the officer dies while employed by the Bank, the Company will pay such named executive officer’s estate an amount equal to 130% of that officer’s salary for the year in which his or her death occurs out of the benefits the Bank receives under such policy.

We provide a limited number of other perquisites to certain of our NEOs including an allowance for vehicle expenses, certain club memberships, and additional long-term disability benefits. Although these perquisites involve incidental personal value, we believe they are reasonable and consistent with our overall compensation program to better enable us to attract and retain qualified executives. Our Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. See Footnote (4) to the Summary Compensation Table, which provides more detail regarding the perquisites provided to our NEOs during 2023.

Retirement and Termination Benefits. We offer our employees who have completed 90 days of service the ability to participate in a tax-qualified defined contribution 401(k) plan sponsored by the Bank, which is intended to provide retirement savings on a tax-advantaged basis. We match voluntary deferrals not in excess of 4% of each employee’s compensation. Our matching contributions, as well as voluntary employee deferrals, are fully vested at all times. Benefits under the plan are equal to each employee’s account balance and may be distributed upon separation from employment, generally in the form of a single sum.

Employment Agreements: In August 2020, based on recommendations of the compensation committee’s compensation consultant and in order to promote retention, the Company and Bank entered into an employment agreement with Mr. D’Angelo. The initial term of the employment agreement expired on August 1, 2023 but automatically renews for successive one-year periods unless written notice of non-renewal is given by either party to the other at least ninety (90) days prior to the expiration of the then-current term.

Under Mr. D’Angelo’s agreement, he is entitled to no less than $510,000 in annual base salary and annual incentive compensation of up to 55% of his base salary, with any annual incentives subject to the discretion and approval of our board. His employment agreement also provides for certain severance benefits. Specifically, if his employment terminates due to disability, in addition to any accrued amounts or vested benefits, he is entitled to continued payment of his then-current base salary for 180 days. In addition, if his employment is terminated by us or the Bank other than for cause (as defined in the employment agreement), death, or disability, or he terminates employment for good reason (as defined in the employment agreement), in addition to any accrued amounts or vested benefits he will be entitled to the following:

●

an amount equal to two times the sum of his then-current base salary plus the average annual incentive paid to him over the preceding three calendar years, to be paid in equal monthly installments over 24 months; and

●

continued medical insurance coverage for Mr. D’Angelo and his dependents for 18 months following the date of termination, unless he becomes eligible to receive group health benefits under a subsequent employer.

In addition, if, during the term of the employment agreement, Mr. D’Angelo’s employment is terminated by us or the Bank other than for cause, death or disability, or he terminates employment for good reason, within six months prior to or 12 months following a change in control, he will be entitled to the benefits outlined above and to an additional amount paid in a lump sum equal to the sum of his then-current base salary plus the average annual bonus paid to him over the preceding three calendar years.

The employment agreement contains provisions governing the non-disclosure and non-use of our trade secrets and confidential information and mutual covenants not to disparage the other party. In addition, the employment agreement includes non-competition, non-solicitation of customers and non-piracy of employees covenants, which remain in effect for 12 months following the termination of Mr. D’Angelo’s employment (or 24 months following termination in connection with a change in control). Additionally, Mr. D’Angelo is subject to certain forfeiture, regulatory and recoupment restrictions and must execute a valid release of claims in order to receive any severance payments.

SERP Benefits: In 2018, after reviewing the analysis of its independent compensation consultant, the Board authorized the Bank to enter into a Salary Continuation Agreement with selected executives, including Mr. D’Angelo, effective February 28, 2018, which was supplemented effective May 22, 2019. In addition, the Bank has purchased $21 million of bank owned life insurance to fund the SERPs and entered into split-dollar life insurance agreements with each of the executives receiving a SERP.

The SERP provides that Mr. D’Angelo shall receive annual payments of $300,000 upon attaining the age of 65, with such payments payable monthly over a period of 120 months. Mr. D’Angelo is also entitled to certain reduced payments following a termination of employment prior to attaining age 65 (other than a termination due to death or with cause), which payments will be made on the same schedule as set forth above. Mr. D’Angelo’s SERP provides for a lump sum payment of the normal retirement age accrual balance benefit upon a qualifying change in control. The payment of the benefits is subject to forfeiture if Mr. D’Angelo’s employment is terminated with cause, or if under the Federal Deposit Insurance Act, the executive is subject to a final removal or prohibition order issued by an appropriate federal banking agency or the Bank is in default.

COMPENSATION TABLES

The following table provides information regarding the compensation paid to our principal executive officer and our two most highly compensated officers other than our principal executive officer, whom we refer to collectively as our NEOs, for our fiscal years ended December 31, 2023 and 2022.

Summary Compensation Table
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
John J. D’Angelo	2023	$603,675	$236,999	$157,996	$217,817	$50,651	$1,267,138
President and Chief Executive Officer	2022	570,182	224,997	149,996	400,950	46,133	1,392,258
John R. Campbell	2023	276,941	74,983	—	60,324	14,093	426,341
Executive Vice President and Chief Financial Officer
Linda M. Crochet	2023	205,800	99,995	—	24,129	11,524	341,448
Executive Vice President and Chief Operations Officer	2022	192,120	49,987	—	33,128	11,902	287,137

(1)	Includes amounts deferred under the Company’s 401(k) plan.
(2)

The dollar amount of our stock option grants and RSU awards reflects the aggregate fair value determined as of the date of the grant or award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation. Please refer to Note 14. Stock-Based Compensation in the Notes to Consolidated Financial Statements in Item 8, Financial Statements and Supplementary Data of our 2023 Annual Report, for details regarding the assumptions used to derive the fair value of our stock option grants and RSU awards.

(3)	Represents cash incentives under our AIP.
(4)	The table below shows the detail of the benefits and perquisites as described on page 21 under “Perquisites and Welfare Benefits.”

All Other Compensation
Name	Auto Allowance	Insurance Premiums(1)	Membership Dues	401(k) Matching Contributions	Total
John J. D’Angelo	$13,000	$10,313	$11,769	$15,569	$50,651
John R. Campbell	5,500	1,702	—	6,891	14,093
Linda M. Crochet	—	2,140	—	9,384	11,524

(1)	Represents life insurance policy and long-term disability policy premiums.

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (“CAP”) (as defined in Item 402(v)) to our CEO (also referred to as our principal executive officer (“PEO”)) and our other NEOs for fiscal years 2021, 2022 and 2023 and our financial performance. This disclosure has been prepared in accordance with Item 402(v) and does not necessarily reflect value actually realized by our NEOs or how the compensation committee evaluates compensation decisions in light of Company or individual performance. In particular, the compensation committee does not use CAP as a basis for making compensation decisions. Please refer to “Executive Compensation” on page 17 for a discussion of our executive compensation program objectives and the ways we design our program to align executive compensation with Company performance.

Pay Versus Performance Table
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial $100 Investment Based on Total Shareholder Return	Net Income ($ in thousands)
2023	$1,267,138	$847,582	$383,895	$359,073	$96.87	$16,678
2022	1,392,258	1,650,048	442,527	410,068	135.71	35,709
2021	1,232,157	1,272,792	386,068	294,493	114.00	8,000

(1)	For each fiscal year included in the table, John J. D’Angelo served as our PEO. The amounts in this column are equal to the amounts in the “Total” compensation column in the Summary Compensation Table for the PEO for each applicable year.
(2)

The CAP amounts reflect the amounts set forth in the “Summary Compensation Table Total for PEO” and “Average Summary Compensation Table Total for Non-PEO NEOs” columns of the table above, each adjusted in accordance with SEC rules. Amounts added and deducted, on an item-by-item basis, to calculate the CAP amounts for each fiscal year are included in the table below. The assumptions used to calculate the equity award fair values at each measurement date did not materially differ from those disclosed as of the grant date of such equity awards.

(3)	For fiscal year 2023, our Non-PEO NEOs were: John R. Campbell and Linda M. Crochet. For fiscal year 2022, our Non-PEO NEOs were: Linda M. Crochet, Jeffrey W. Martin, and Christopher L. Hufft. For fiscal year 2021, our Non-PEO NEOs were: Christopher L. Hufft, Linda M. Crochet, Travis M. Lavergne, and Dane M. Babin. The amounts reported in this column represent the average of the total compensation reported for each NEOs (excluding Mr. D’Angelo) in the Summary Compensation Table in each applicable year.

Summary Compensation Table Total to CAP Reconciliation
			Adjust Value of Current Year’s Equity Grant		Adjust For Incremental Increase/(Decrease) in Value of All Other Outstanding Equity Grants
Year		Summary Compensation Table Total	Subtract Grant Date Fair Value as reported in Summary Compensation Table	Add Fair Value at 12/31	Add Change in Fair Value of Unvested Awards as of 12/31	Add Change in Fair Value of Awards Vested during Year	Forfeited during Year	Accrued Dividend Equivalents	CAP
2023	PEO	$1,267,138	$(394,995)	$425,267	$(347,227)	$(102,699)	$—	$98	$847,582
	Average NEOs	383,895	(87,489)	81,834	(14,905)	(4,262)	—	—	359,073
2022	PEO	1,392,258	(374,993)	442,802	161,286	28,168	—	527	1,650,048
	Average NEOs	442,527	(99,988)	84,451	5,011	14,451	(36,455)	71	410,068
2021	PEO	1,232,157	(374,992)	301,570	60,708	52,506	—	843	1,272,792
	Average NEOs	386,068	(111,239)	51,314	8,818	11,645	(52,244)	131	294,493

Relationship Between CAP and Financial Performance

The graphs below describe the relationship between CAP values for our PEO and our Non-PEO NEOs (as calculated above) and our financial and stock performance. As reflected in the graphs, the CAP values for our PEO and our Non-PEO NEOs are directionally aligned with our cumulative total shareholder return and net income.

The following table provides information regarding outstanding stock options and unvested RSU awards that our NEOs held as of December 31, 2023. Each grant listed below was made under our equity incentive plans. Under the terms of the stock option and RSU awards, if a change in control (as defined in the applicable plan) occurs, the options will become fully vested and remain exercisable until their expiration date while the RSUs will remain subject to applicable vesting conditions, except that such conditions lapse if the holder of the RSUs is terminated by the Company without cause or terminates for a good reason (as defined in the Plan) during the 24-month period after a change of control. Except as otherwise provided in connection with a change in control, (1) the options, whether or not then vested, and the restricted stock awards and RSUs are subject to forfeiture in the event of an involuntary termination for cause or voluntary separation from service (other than as a result of death, disability or retirement), and (2) the options are exercisable only during the period of employment, except that an extended exercise period is available in the event of the holder’s death, disability, retirement, or involuntary termination of employment without cause.

Outstanding Equity Awards at December 31, 2023
	Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares of Units or Stock That Have Not Vested ($)(2)
John J. D’Angelo	7/1/2014	60,000	—	(3)	$14.00	7/1/2024	37,327	$556,546
	4/30/2015	30,000	—	(4)	15.74	4/1/2025
	3/1/2016	29,070	—	(5)	14.28	3/1/2026
	3/1/2017	19,944	—	(6)	20.25	3/1/2027
	3/1/2018	17,466	—	(7)	24.30	3/1/2028
	3/1/2019	16,437	4,110	(8)	24.40	3/1/2029
	3/1/2020	19,148	12,766	(9)	21.36	3/1/2030
	4/1/2021	8,298	12,448	(10)	20.72	4/1/2031
	4/1/2022	4,484	17,937	(11)	18.92	4/1/2032
	4/1/2023	—	34,497	(12)	13.96	4/1/2033
John R. Campbell	—	—	—		—	—	3,814	56,867
Linda M. Crochet	—	—	—		—	—	11,666	173,940

(1)	Represents unvested RSU awards, which will vest as shown in the table below in accordance with the terms of the applicable agreement.

Name	Shares	Vesting Date
John J. D’Angelo	1,230	March 1, 2024
	3,090	One half of total on each of March 1, 2024, and 2025
	6,516	One third of total on each of April 1, 2024, 2025, and 2026
	9,514	One fourth of total on each of April 1, 2024, 2025, 2026, and 2027
	16,977	One fifth of total on each of April 1, 2024, 2025, 2026, 2027, and 2028

John R. Campbell	3,814	One fifth of total on each of March 1, 2024, 2025, 2026, 2027, and 2028

Linda M. Crochet	42	February 1, 2024
	899	One half of total on each of March 1, 2024, and 2025
	1,448	One third of total on each of April 1, 2024, 2025, and 2026
	2,114	One fourth of total on each of April 1, 2024, 2025, 2026, and 2027
	7,163	One fifth of total on each of April 1, 2024, 2025, 2026, 2027, and 2028

(2)

This column represents the market value of the shares of RSUs as of December 29, 2023, based on the closing price of our common stock, reported on the Nasdaq Global Market, of $14.91 per share as of such date.

(3)	Options vest on a pro rata basis over a six-year service period, beginning July 1, 2015.
(4)	Options vest on a pro rata basis over a five-year service period, beginning April 1, 2016.
(5)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2017.
(6)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2018.
(7)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2019.
(8)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2020.
(9)	Options vest on a pro rata basis over a five-year service period, beginning March 1, 2021.
(10)	Options vest on a pro rata basis over a five-year service period, beginning April 1, 2022.
(11)	Options vest on a pro rata basis over a five-year service period, beginning April 1, 2023.
(12)	Options vest on a pro rata basis over a five-year service period, beginning April 1, 2024.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee oversees our financial reporting process on behalf of the board. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accounting firm is responsible for (i) performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and (ii) expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the audit committee and the board for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board determine.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2023 and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2023. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, discussed with the independent registered public accounting firm its independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their understanding and evaluations of our internal controls as they considered necessary to support their opinions on the financial statements and on the internal control over financial reporting for the year 2023, and the overall quality of our financial reporting. The committee held eight meetings during 2023.

In reliance upon the reviews and discussions referred to above, the audit committee recommended to the board (and the board has approved) that the audited financial statements be included in our 2023 Annual Report for filing with the Securities and Exchange Commission.

Audit Committee:

Anita M. Fontenot, Chairman

Rose J. Hudson

Julio A. Melara

Suzanne O. Middleton

March 4, 2024

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees and Related Disclosures for Accounting Services

The audit committee has appointed Horne LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the 2024 fiscal year. Horne LLP has served as our independent registered public accounting firm since August 18, 2020. We are presenting the appointment of Horne LLP as our independent registered public accounting firm for the 2024 fiscal year to the shareholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by our shareholders, the audit committee will reconsider whether to retain Horne LLP and may retain that firm or another firm without resubmitting the matter to our shareholders.

The following table sets forth a summary of the fees billed to the Company by Horne LLP for professional services rendered for the years ended December 31, 2023 and 2022.

	2023	2022
Audit Fees(1)	$340,807	$304,749
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$340,807	$304,749

(1)

Audit fees include fees and expenses associated with the audit of our financial statements, the review of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all audit, audit-related, tax and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent registered public accounting firm prior to its engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. During 2023, none of those services required use of the de minimis exception to pre-approval contained in the SEC’s rules. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditor, provided that such approvals are ratified by the audit committee.

SHAREHOLDER PROPOSALS FOR THE 2025 ANNUAL MEETING

Each year, at the annual meeting of shareholders, the board submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.

Proposals for Inclusion in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2025 Annual Meeting may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2025 Annual Meeting is held within 30 days of May 15, 2025, shareholder proposals must be received at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816, no later than the close of business on December 3, 2024 in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2025 Annual Meeting

For any shareholder proposal to be presented in connection with the 2025 Annual Meeting but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board, a shareholder must give timely written notice thereof in writing to our corporate secretary in compliance with the advance notice and eligibility requirements contained in our By-laws. To be timely, a shareholder’s notice must be delivered to Katie G. Plaisance, our Corporate Secretary, at 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting. The notice must contain information specified in our By-laws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our By-laws, based upon the meeting date of May 15, 2025 for the 2025 Annual Meeting, a qualified shareholder intending to introduce a proposal or nominate a director at the 2025 Annual Meeting but not intending the proposal to be included in our proxy materials must give written notice to our Corporate Secretary not earlier than January 15, 2025 and not later than the close of business on February 14, 2025.

The advance notice provisions in our By-laws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder (who otherwise satisfies the conditions set forth in our By-laws) may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Corporate Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominee(s) proposed by the board to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Article Eight of our By-laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to Katie G. Plaisance, Corporate Secretary, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816.

In addition to satisfying the requirements of our By-laws and applicable law, if a shareholder intends to comply with the universal proxy rules and to solicit proxies in support of director nominees other than Investar nominees, the shareholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be delivered at the above address no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2025 Annual Meeting, no later than March 16, 2025). If the date of the 2025 Annual Meeting is changed by more than 30 calendar days from such anniversary date, however, then the shareholder must provide notice by the later of 60 calendar days prior to the date of the 2024 Annual Meeting and the 10th calendar day following the date on which public announcement of the date of the 2025 Annual Meeting is first made.

OTHER MATTERS

As of the date of this proxy statement, management was unaware of any other matters to be brought before the 2024 Annual Meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, subject to applicable SEC rules, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon written request of any record holder or beneficial owner of shares entitled to vote at the 2024 Annual Meeting, we will provide, without charge, a copy of our 2023 Annual Report. Requests should be mailed to Katie G. Plaisance, General Counsel and Secretary, 10500 Coursey Boulevard, Baton Rouge, Louisiana 70816. You may also access our 2023 Annual Report on our Internet website, www.investarbank.com.

By Order of the Board of Directors

William H. Hidalgo, Sr.

Chairman of the Board

April 2, 2024

Investar Holding Corporation

10500 Coursey Boulevard

Baton Rouge, Louisiana 70816

(225) 227-2222

www.investarbank.com

INVESTAR HOLDING CORPORATION

P.O. BOX 8016, CARY, NC 27512-9903

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Investar Holding Corporation

Annual Meeting of Shareholders

For Shareholders of record as of March 18, 2024

Wednesday, May 15, 2024 3:00 PM, Central Time

10500 Coursey Boulevard, 3rd Floor, Baton Rouge, Louisiana 70816

Internet:
www.proxypush.com/ISTR
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

Phone:
1-855-652-7332
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

Mail:
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY: 3:00 PM, Central Time, May 15, 2024.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints John J. D'Angelo and Katie G. Plaisance, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Investar Holding Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES IN ITEM 1 AND FOR THE PROPOSALS IN ITEMS 2 AND 3, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 4.

If you hold shares in any Employee Stock Purchase Plan, or 401(k) savings plan of the Company (the "Plans"), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by 5:00 p.m. eastern time, May 10, 2024, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

INVESTAR

Investar Holding Corporation Annual Meeting of Shareholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors				
		FOR	WITHHOLD		
	1.01 John J. D'Angelo	☐	☐		FOR
	1.02 Anita M. Fontenot	☐	☐		FOR
	1.03 William H. Hidalgo, Sr.	☐	☐		FOR
	1.04 Rose J. Hudson	☐	☐		FOR
	1.05 Gordon H. Joffrion, III	☐	☐		FOR
	1.06 Robert Chris Jordan	☐	☐		FOR
	1.07 Julio A. Melara	☐	☐		FOR
	1.08 Suzanne O. Middleton	☐	☐		FOR
	1.09 Andrew C. Nelson, M.D.	☐	☐		FOR
	1.10 Frank L. Walker	☐	☐		FOR
	1.11 James E. Yegge, M.D.	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	Ratify the appointment of Horne LLP as Investar Holding Corporation's independent registered public accounting firm for the 2024 fiscal year.	☐	☐	☐	FOR
3.	Approve, on an advisory basis, the compensation of our named executive officers.	☐	☐	☐	FOR
4.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.				

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Signature (and Title if applicable)	Date	Signature (if held jointly)	Date